CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2012 relating to the consolidated financial statements of Atossa Genetics, Inc. as of and for the years ended December 31, 2011 and 2010 appearing in the Registration Statement on Form S-1 (File No. 333-179500) effective on November 7, 2012.

/s/KCCW Accountancy Corp.

Diamond Bar, California
December 20, 2012

KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com